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                                                                   EXHIBIT 5







                                           January 20, 1995
                                           12742-111

Meditrust
197 First Avenue
Needham, MA 02194

Gentlemen:

        Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), which Meditrust, a Massachusetts business trust (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 62,234 shares of beneficial interest, without par value (the "Shares"), of the Company issuable under the Company's 1988 Stock Option Plan (the "Plan") and an indeterminate number of Shares which may be issued or become issuable pursuant to certain antidilution provisions of the Plan.

        We have acted as counsel for the Company in connection with the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, sale and issuance of the Shares. We have examined the Restated Declaration of Trust and By-laws of the Company and all amendments thereto, and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, trustees and agents, we are of the opinion that:

        1. Upon issuance in compliance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

        2. The additional Shares which may become issuable pursuant to certain antidilution provisions of the Plan, if and when issued in compliance with the terms of the Plan, and in compliance with applicable provisions of law and of the Company's Restated Declaration of Trust and By-laws, each as amended, will be duly and validly issued, fully paid and non-assessable.


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Meditrust
January 20, 1995
Page 2

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the related Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the Shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                           Very truly yours,



                                           /s/  Nutter, McClennen & Fish